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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2004

ACUSPHERE, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50405 (Commission File Number)	04-3208947 (IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts (Address of Principal Executive Offices)	02472 (Zip Code)

Registrant's telephone number, including area code (617) 648-8800

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

        The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On December 21, 2004, Acusphere, Inc. (the "Company") entered into two (2) promissory notes with General Electric Capital Corporation ("GE Capital") for borrowings totaling $1,822,267.51 under an existing equipment financing line. The promissory notes include annual interest rates of 9.34% and 9.11%, are payable over 36 months and 48 months, and require monthly payments of $54,271.85 and $518.00, respectively. As of December 21, 2004, the Company has cumulatively borrowed approximately $2.6 million against the existing equipment financing line with GE Capital and has approximately $8.7 million available for additional borrowings under this line, subject to the satisfaction of certain conditions, including an updated credit review by GE Capital, for qualified purchases through March 2005. Borrowings under the equipment financing line are secured by the Company's capital assets, the purchase of which has been financed under the line, and are subject to acceleration upon the happening of customary events of default, including the failure to make timely payments of principal and interest.

        The descriptions of the promissory notes that are contained in this report are qualified in their entirety by reference to the form of promissory note and Master Security Agreement referenced in Item 9.01 of this report, which documents are incorporated herein by reference in their entirety.

Item 9.01. Financial Statements and Exhibits.

        The following exhibit is furnished as part of this report, where indicated:

(c)
Exhibits.

Exhibit No.		Description
10.1	(1)	Master Security Agreement by and between the registrant and General Electric Capital Corporation dated April 16, 2004
10.2		Form of Promissory Note with General Electric Capital Corporation, together with schedule of borrowing

(1)
Incorporated herein by reference to Exhibit 10.34 to the Company's Registration Statement on Form S-1 (File No. 333-119027).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: December 23, 2004	By:	/s/ JOHN F. THERO
		Name:	John F. Thero
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description
10.1	(1)	Master Security Agreement by and between the registrant and General Electric Capital Corporation dated April 16, 2004
10.2		Form of Promissory Note with General Electric Capital Corporation, together with schedule of borrowing

(1)
Incorporated herein by reference to Exhibit 10.34 to the Company's Registration Statement on Form S-1 (File No. 333-119027).

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX